UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 5, 2012
AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3651 Lindell Rd., Suite D#422, Las Vegas, Nevada		89103
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		(702) 473-8227
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

-  -

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

On September 5, 2012, we issued 781,250 shares of our common stock at a price of $0.64 per share, pursuant to the closing of a private placement, for gross proceeds of approximately $500,000.  The private placement is an advance pursuant to a financing agreement that we entered into on August 29, 2012 whereby the investor will make available up to $2,500,000 by way of advances until August 29, 2013  in accordance with the terms of the agreement.

We issued the shares to one (1) non-US individual (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits
10.1	Form of Subscription Agreement	Incorporated by reference to our Form 8-K filed with the SEC on September 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN GRAPHITE TECHNOLOGIES INC.
/s/ Rick Walchuk
Rick Walchuk
President and Director

Date:	September 20, 2012